Exhibit 10.8
FIRST AMENDMENT
TO ENERGY WEST INCORPORATED
2002 STOCK OPTION PLAN
ENERGY WEST INCORPORATED (the “Company”), having adopted the 2002 Stock Option Plan (the “Original Plan”) effective as of October 4, 2002, hereby amends the Original Plan in accordance with this First Amendment to Energy West Incorporated 2002 Stock Option Plan, effective as of December 31, 2008 (the “Amendment,” and together with the Original Plan, the “Amended Plan”), as follows:
1. Addition of New Section 1.2 to the Amended Plan. The Company hereby adds Section 1.2 to the Amended Plan in its entirety as follows:
1.2
Section 409A. This Plan and any Awards granted hereunder are intended to be exempt from the requirements of Section 409A, and shall be interpreted and administered in a manner consistent with those intentions. Any provision of this Plan to the contrary notwithstanding, Grandfathered Awards shall not be governed by the provisions of this Plan but instead shall continue to be governed by the provisions of the Energy West Incorporated 2002 Stock Plan effective as of October 4, 2002 (the “Original Plan”) as in effect on December 31, 2004.

2. Changes to Section 2 of the Original Plan. The Company hereby amends Section 2 of the Original Plan as follows:
(a)	Section 2.14 is deleted from the Original Plan in its entirety and is replaced in the Amended Plan by the following new Section 2.14:
2.14 “Fair Market Value” means, as of any given date, the value of a Share determined as follows (in order of applicability): (i) if on the Grant Date or other determination date the Share is listed on an established national or regional stock exchange, is admitted to quotation on The NASDAQ Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Share on that exchange or in that market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on that trading day) or, (ii) if no sale of Shares is reported for that trading day, on the next preceding day on which any sale has been reported. If the Share is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Share as determined by the determined by such methods or procedures as shall be established from time to time by the Committee in good faith in a manner consistent with Section 409A.

(b)	The following is added in its entirety as the last sentence of Section 2.16 of the Amended Plan:
The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.
(c)	The following is added in its entirety as Section 2.17 of the Amended Plan:
2.17 “Grandfathered Awards” means all Awards made under the Plan which were earned and vested on or before December 31, 2004. Grandfathered Awards are subject to the provisions of Section 1.2 above.To ensure compliance with Section 409A, any bonus payment payable under this Section 3(b) shall be paid no later than March 15 of the calendar year following the calendar year in which the amount was earned and accrued.
(d)	Section 2.17 of the Original Plan is redesignated in its entirety as Section 2.18 of the Amended Plan.
(e)	Section 2.18 of the Original Plan is redesignated in its entirety as Section 2.19 of the Amended Plan.
(f)	Section 2.19 of the Original Plan is redesignated in its entirety as Section 2.20 of the Amended Plan.
(g)	The following is added in its entirety as Section 2.21 of the Amended Plan:
2.21	“Original Plan” has the meaning set forth in Section 1.2.
(h)	Section 2.20 of the Original Plan is redesignated in its entirety as Section 2.22 of the Amended Plan.
(i)	Section 2.21 of the Original Plan is redesignated in its entirety as Section 2.23 of the Amended Plan.
(j)	Section 2.22 of the Original Plan is redesignated in its entirety as Section 2.24 of the Amended Plan.

(k)	The following is added in its entirety as Section 2.25 of the Amended Plan:
“Section 409A” means Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder.
(l)	Section 2.23 of the Original Plan is redesignated in its entirety as Section 2.26 of the Amended Plan.
(m)	Section 2.24 of the Original Plan is redesignated in its entirety as Section 2.27 of the Amended Plan.
(n)	Section 2.25 of the Original Plan is redesignated in its entirety as Section 2.28 of the Amended Plan.
3. Change to Section 4.2 of the Original Plan. The Company hereby amends Section 4.2 of the Original Plan by adding the following in its entirety as the last sentence of Section 4.2 in the Amended Plan:
Notwithstanding the foregoing, no amendment or modification shall be made under Section 4.2(d) which will result in an Award becoming subject to the terms and conditions of Section 409A or otherwise constitute an impermissible acceleration, unless agreed upon by the Committee and the Participant.
4. Change to Section 5.3 of the Original Plan. The Company hereby amends Section 5.3 of the Original Plan by adding the following in its entirety as the last sentence of Section 5.3 in the Amended Plan:
Notwithstanding the foregoing, no adjustment shall be made which will result in an Award becoming subject to the terms and conditions of Section 409A or otherwise constitute an impermissible acceleration, unless agreed upon by the Committee and the Participant.
5. Changes to Section 6 of the Original Plan. The Company hereby amends Section 6 of the Original Plan as follows:
(a)	The last sentence of Section 6.3.3 is deleted from the Original Plan in its entirety and is replaced in the Amended Plan by the following:
If such substitute Options are granted, the Committee, consistent with Section 424(a) of the Code and Section 409A, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

(b)	The following is added in its entirety as the last two sentences of Section 6.4.2 of the Amended Plan:
With respect to extensions that were not included in the original terms of the Option but were provided by the Committee after the date of grant, if at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (a) the maximum term of the Option as set by its original terms or (b) ten (10) years from the Grant Date. Unless otherwise determined by the Committee, any extension of the term of an Option under this Section 6.4.2 shall comply with Section 409A to the extent applicable.
(c)	The second sentence of Section 6.5.1 of the Original Plan is deleted in its entirety and is replaced in the Amended Plan by the following:
After an Option is granted, the Committee may accelerate the exercisability of the Option; provided, however, that any such acceleration of the exercisability of the Option is subject to the limitations of Section 409A and, unless otherwise determined by the Committee, any acceleration of the exercisability of the Option under this Section 6.5.1 shall comply with Section 409A.
(d)	The last sentence of Section 6.5.1 of the Original Plan is deleted in its entirety and is replaced in the Amended Plan by the following:
If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine; provided, however, that any such waiver of installment exercise provisions of the Option is subject to the limitations of Section 409A and, unless otherwise determined by the Committee, any waiver of installment exercise provisions of the Option under this Section 6.5.1 shall comply with Section 409A.

(e)	Section 6.5.2 is deleted from the Original Plan in its entirety and is replaced in the Amended Plan by the following new Section 6.5.2:
Restrictions on Exercise. The Committee may postpone any exercise of an Option for such period as the Committee in its discretion may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares or to list the Shares thereon; or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) above need be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to permit the exercise of an Option to sell or deliver Shares in violation of any federal or state securities or other law. With respect to any postponements that were not included in the original terms of the Option but were provided by the Committee after the date of grant, if at the time of any such postponement, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the postponement shall, unless otherwise determined by the Committee, be limited to the earlier of (a) the maximum term of the Option as set by its original terms or (b) ten (10) years from the Grant Date. Unless otherwise determined by the Committee, any postponement of the term of an Option under this Section 6.5.2 shall comply with Section 409A to the extent applicable. Neither the Company nor its directors or officers or any of them shall have any obligation or liability to the Participant, to any successor of a Participant or to any other person with respect to any Shares as to which an Option shall lapse because of such postponement. The Company may toll the expiration of an Option while the participant cannot exercise the Option because such an exercise would jeopardize the ability of the Company to continue as a going concern; provided that the period during which the Option may be exercised is not extended by more than thirty (30) days after the exercise of the Option (a) would no longer violate an applicable Federal, state, local, or foreign law or (b) would first no longer jeopardize the ability of the Company to continue as a going concern. Unless otherwise determined by the Committee, any tolling of the expiration of an Option under this Section 6.5.2 shall comply with Section 409A to the extent applicable.
(f)	The last sentence of Section 6.6.2 of the Original Plan is deleted in its entirety and is replaced in the Amended Plan by the following:
The Committee may also permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price or (b) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan and with all applicable laws and regulations, provided that such other means shall be set forth in the Award Agreement and provided further, that such form of payment does not constitute a deferral of compensation within the meaning of Section 409A or otherwise cause the Option to be subject to the requirements of Section 409A.

6. Addition of New Section 7.9 to the Amended Plan. The Company hereby adds Section 7.9 to the Amended Plan in its entirety as follows:
7.9 Section 409A. The Plan is intended to comply with the requirements of Section 409A, without triggering the imposition of any tax penalty thereunder. To the extent necessary or advisable, the Board may amend the Plan or any Award to delete any conflicting provisions and to add any such other provisions as are required to fully comply with the applicable provisions of Section 409A applicable to the Plan. The Committee shall comply with Section 409A in establishing the rules and procedures applicable to the Plan. Notwithstanding any provision of this Plan or any Award to the contrary, if all or any portion of the payments and/or benefits under this Plan or any Award are determined to be “nonqualified deferred compensation” subject to Section 409A and the Participant is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)), as determined by the Committee in accordance with Section 409A, as of the date of the Participant’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), and the delayed payment or distribution of all or any portion of such amounts to which the Participant is entitled under this Plan and/or any Award is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred under this Section 7.9 shall be paid or distributed to the Participant in a lump sum on the earlier of (a) the date that is six (6) months following termination of the Participant’s employment, (b) a date that is no later than thirty (30) days after the date of the Participant’s death or (c) the earliest date as is permitted under Section 409A. For purposes of clarity, the six (6) month delay shall not apply in the case of severance pay contemplated by Treasury Regulation Section 1.409A-1(b)(9)(iii) to the extent of the limits set forth therein. Any remaining payments due under this Plan and any Award shall be paid as otherwise provided therein.
7. Change to Section 8.1 of the Original Plan. The Company hereby deletes the first sentence of Section 8.1 of the Original Plan in its entirety and replaces in it in the Amended Plan with the following:
The Board, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan’s qualification under the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval.

8. Change to Section 9.3 of the Original Plan. The Company hereby amends Section 9.3 of the Original Plan by adding the following in its entirety as the last sentence of Section 9.3 in the Amended Plan:
To ensure compliance with Section 409A, any tax bonus payable under this Section 9.3 shall be paid no later than March 15 of the calendar year following the calendar year in which the amount was earned and accrued and in which the Participant’s right to the payment is no longer subject to a substantial risk of forfeiture.
9. Full Force and Effect. Except to the extent specifically modified in this Amendment, each and every provision of the Original Plan remains in full force and effect in the Amended Plan.
10. Miscellaneous. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Montana. In the event of any conflict between the original terms of the Original Plan and this Amendment, the terms of this Amendment shall prevail.

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